Exhibit 99.1

Press Release

For Release, 09:10AM ET November 10, 2022

Neonode Reports Quarter Ended September 30, 2022 Financial Results

STOCKHOLM, SWEDEN, November 10, 2022 — Neonode Inc. (NASDAQ: NEON), today reported financial results for the three and nine months ended September 30, 2022.

FINANCIAL SUMMARY FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022:

●	Revenue of $1.2 million, an increase of 26.4% compared to the same period in the prior year.

●	Operating expenses of $2.1 million, a decrease of 21.8% compared to the same period in the prior year.

●	Net loss of $0.8 million, or $0.06 per share, compared to $1.7 million, or $0.15 per share, for the same period in the prior year.

●	Cash used by operations of $0.5 million compared to $1.6 million for the same period in the prior year.

●	Cash and accounts receivable of $12.3 million as of September 30, 2022, compared to $18.7 million as of December 31, 2021.

FINANCIAL SUMMARY FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022:

●	Revenue of $3.8 million, a decrease of 12.6% compared to the same period in the prior year.

●	Operating expenses of $7.6 million, a decrease of 15.6% compared to the same period in the prior year.

●	Net loss of $3.7 million, or $0.27 per share, compared to $4.9 million, or $0.43 per share, for the same period in the prior year.

●	Cash used by operations of $5.7 million compared to $5.0 million for the same period in the prior year.

THE CEO’S COMMENTS

“Our net revenues were higher and our operating expenses were lower during the third quarter than in the corresponding period last year. We are pleased to see that our efforts to grow sales and control costs generated results. We continue our focused work to expand our business and remain optimistic about the potential of our products and technology platforms. This said, we are not satisfied with the results we have achieved so far. Our sales and growth continue to be affected by several factors, including long sales and product launch cycles in the segments where we are active. Our business is also affected by COVID-19 lockdowns and semi-conductor shortage issues that our customers must navigate. We continue to take measures to mitigate these issues,” said Dr. Urban Forssell, Neonode’s CEO.

“Our products business continues to develop and we are seeing a growing interest in our Touch Sensor Modules (“TSM”) from both elevator and interactive kiosk customers. One driver is the increased interest for holographic display applications we are seeing from different equipment manufacturers and end customers. We continue to work to expand the TSM business and increase our sales volumes in Japan, South Korea, and in other markets,” continued Dr. Forssell.

“In developing our licensing business we focus on automotive OEM and tier 1 customers mainly, and we are encouraged by the interest we are seeing for our object detection, gesture sensing, and driver and in-cabin monitoring solutions. Short- and medium-term the revenue potential in this segment is from sales of non-recurring engineering services in application development projects linked to new vehicle platforms. Long-term these projects may lead to increased license revenues, typically through royalty payments per vehicle produced,” concluded Dr. Forssell.

FINANCIAL OVERVIEW FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2022

Net revenues for the quarter ended September 30, 2022 were $1.2 million, a 26.4% increase compared to the same period in 2021. For the 2022 period, license revenues were $1.0 million, an increase of 27.3% compared to the same period in 2021. We saw a recovery of license revenues from legacy customers in the printer and automotive markets compared to the same period in 2021, primarily due to increased sales volumes from these customers.

Revenues from product sales during the third quarter were $0.2 million, an increase of 14.0% compared to the same period in 2021. We saw a slight recovery for the third quarter compared to the third quarter of 2021, but our product sales continue to be negatively impacted by COVID-19 driven lock-downs in Asia. We are also affected by the comparatively long development and launch periods, often 12 to 18 months, or longer, for customer new equipment solutions, which slows our sales growth.

Gross margin related to products was 48.4% for the third quarter of 2022 compared to 27.9% for the same period in 2021. Our operating expenses decreased 21.8% for the third quarter of 2022 compared to the same period in 2021, primarily due to lower staff expenses and depreciation and amortization.

Net loss attributable to Neonode for the three months ended September 30, 2022 was $0.8 million, or $0.06 per share, compared to a net loss of $1.7 million, or $0.15 per share, for the same period in 2021. Cash used by operations was $0.5 million in the third quarter compared to $1.6 million for the same period in 2021. The decrease was primarily the result of decreased net loss.

Cash and accounts receivable totaled $12.3 million and working capital was $15.5 million as of September 30, 2022 compared to $18.7 million and $19.1 million as of December 31, 2021, respectively.

For more information, please contact:

Chief Financial Officer

Fredrik Nihlén

E-mail: fredrik.nihlen@neonode.com

Phone: +46 703 97 21 09

Chief Executive Officer

Urban Forssell

E-mail: urban.forssell@neonode.com

Phone: +46 734 10 03 59

About Neonode

Neonode Inc. (NASDAQ:NEON) is a publicly traded company, headquartered in Stockholm, Sweden and established in 2001. The company provides advanced optical sensing solutions for contactless touch, touch, gesture control, and in-cabin monitoring. Building on experience acquired during years of advanced R&D and technology licensing, Neonode’s technology is currently deployed in more than 80 million products and the company holds more than 100 patents worldwide. Neonode’s customer base includes some of the world’s best-known Fortune 500 companies in the consumer electronics, office equipment, automotive, elevator, and self-service kiosk markets.

NEONODE and the NEONODE logo are trademarks of Neonode Inc. registered in the United States and other countries.

For further information please visit www.neonode.com

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Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to our expectations for growth and the growing demand for our products, future performance or future events. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors include risks related to our reliance on the ability of our customers to design, manufacture and sell their products with our touch technology, the length of a customer’s product development cycle, our dependence and our customers’ dependence on suppliers, the global economy generally and other risks discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the SEC from time to time, including Neonode’s annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

NEONODE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash	$11,302	$17,383
Accounts receivable and unbilled revenues, net	1,014	1,293
Inventory	4,342	2,520
Prepaid expenses and other current assets	671	836
Total current assets	17,329	22,032

Property and equipment, net	281	376
Operating lease right-of-use assets, net	182	584
Total assets	$17,792	$22,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$357	$776
Accrued payroll and employee benefits	800	1,037
Accrued expenses	316	371
Contract liabilities	92	106
Current portion of finance lease obligations	109	258
Current portion of operating lease obligations	127	425
Total current liabilities	1,801	2,973

Finance lease obligations, net of current portion	52	65
Operating lease obligations, net of current portion	49	117
Total liabilities	1,902	3,155

Commitments and contingencies

Stockholders’ equity:
Common stock, 25,000,000 shares authorized, with par value of $0.001; 13,569,700 and 13,575,952 shares issued and outstanding at September 30, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	226,957	226,880
Accumulated other comprehensive loss	(304)	(408)
Accumulated deficit	(206,336)	(202,608)
Total Neonode Inc. stockholders’ equity	20,331	23,878
Noncontrolling interests	(4,441)	(4,041)
Total stockholders’ equity	15,890	19,837
Total liabilities and stockholders’ equity	$17,792	$22,992

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Revenues:
License fees	$1,045	$821	$3,102	$3,474
Products	155	136	512	837
Non-recurring engineering	16	5	187	36
Total revenues	1,216	962	3,801	4,347

Cost of revenues:
Products	80	98	224	580
Non-recurring engineering	(2)	1	24	17
Total cost of revenues	78	99	248	597

Total gross margin	1,138	863	3,553	3,750

Operating expenses:
Research and development	792	1,015	2,961	3,536
Sales and marketing	348	640	1,608	2,197
General and administrative	960	1,030	3,023	3,264

Total operating expenses	2,100	2,685	7,592	8,997
Operating loss	(962)	(1,822)	(4,039)	(5,247)

Other income (expense):
Interest expense	-	(3)	(6)	(11)
Other income	-	-	21	-
Total other income (expense)	-	(3)	15	(11)

Loss before provision for income taxes	(962)	(1,825)	(4,024)	(5,258)

Provision for income taxes	32	31	104	104
Net loss including noncontrolling interests	(994)	(1,856)	(4,128)	(5,362)
Less: Net loss attributable to noncontrolling interests	194	135	400	416
Net loss attributable to Neonode Inc.	$(800)	$(1,721)	$(3,728)	$(4,946)

Loss per common share:
Basic and diluted loss per share	$(0.06)	$(0.15)	$(0.27)	$(0.43)
Basic and diluted – weighted average number of common shares outstanding	13,580	11,542	13,577	11,517

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021
Net loss	$(994)	$(1,856)	$(4,128)	$(5,362)

Other comprehensive income (loss):
Foreign currency translation adjustments	30	(37)	104	(147)
Comprehensive loss	(964)	(1,893)	(4,024)	(5,509)
Less: Comprehensive loss attributable to noncontrolling interests	194	135	400	416
Comprehensive loss attributable to Neonode Inc.	$(770)	$(1,758)	$(3,624)	$(5,093)

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(In thousands)

(Unaudited)

For the Quarter to Date periods ended March 31, 2021 through September 30, 2022

	Common Stock Shares Issued	Common Stock Amount	Additional Paid-in Capital	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Total Neonode Inc. Stockholders’ Equity	Noncontrolling Interests	Total Stockholders’ Equity
Balances, December 31, 2020	11,504	$12	$211,663	$(404)	$(196,158)	$15,113	$(3,223)	$11,890
Stock-based compensation	-	-	23	-	-	23	-	23
Foreign currency translation adjustment	-	-	-	(166)	-	(166)	-	(166)
Net loss	-	-	-	-	(1,568)	(1,568)	(102)	(1,670)
Balances, March 31, 2021	11,504	$12	$211,686	$(570)	$(197,726)	$13,402	$(3,325)	$10,077
Stock-based compensation	-	-	22	-	-	22	-	22
Foreign currency translation adjustment	-	-	-	56	-	56	-	56
Net loss	-	-	-	-	(1,657)	(1,657)	(179)	(1,836)
Balances, June 30, 2021	11,504	$12	$211,708	$(514)	$(199,383)	$11,823	$(3,504)	$8,319
Issuance of common stock under the ATM, net	94	-	593	-	-	593	-	593
Stock-based compensation	13	-	46	-	-	46	-	46
Foreign currency translation adjustment	-	-	-	(37)	-	(37)	-	(37)
Net loss	-	-	-	-	(1,721)	(1,721)	(135)	(1,856)
Balances, September 30, 2021	11,611	$12	$212,347	$(551)	$(201,104)	$10,704	$(3,639)	$7,065
Issuance of shares for cash, net of offering costs	1,950	2	14,467	-	-	14,469	-	14,469
Stock-based compensation	15	-	66	-	-	66	-	66
Foreign currency translation adjustment	-	-	-	143	-	143	-	143
Net loss	-	-	-	-	(1,504)	(1,504)	(402)	(1,906)
Balances, December 31, 2021	13,576	$14	$226,880	$(408)	$(202,608)	$23,878	$(4,041)	$19,837
Stock-based compensation	-	-	39	-	-	39	-	39
Foreign currency translation adjustment	-	-	-	33	-	33	-	33
Net loss	-	-	-	-	(1,380)	(1,380)	(57)	(1,437)
Balances, March 31, 2022	13,576	$14	$226,919	$(375)	$(203,988)	$22,570	$(4,098)	$18,472
Stock-based compensation	4	-	45	-	-	45	-	45
Foreign currency translation adjustment	-	-	-	41	-	41	-	41
Net loss	-	-	-	-	(1,548)	(1,548)	(149)	(1,697)
Balances, June 30, 2022	13,580	$14	$226,964	$(334)	$(205,536)	$21,108	$(4,247)	$16,861
Stock-based compensation	-	-	5	-	-	5	-	5
Repurchase and retirement of stock	(10)	-	(12)	-	-	(12)	-	(12)
Foreign currency translation adjustment	-	-	-	30	-	30	-	30
Net loss	-	-	-	-	(800)	(800)	(194)	(994)
Balances, September 30, 2022	13,570	$14	$226,957	$(304)	$(206,336)	$20,331	$(4,441)	$15,890

NEONODE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine months ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss (including noncontrolling interests)	$(4,128)	$(5,362)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	89	91
Depreciation and amortization	104	530
Amortization of operating lease right-of-use assets	327	386
Recoveries of bad debt	(45)	-
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue, net	294	970
Inventory	(1,691)	(1,249)
Prepaid expenses and other current assets	45	524
Accounts payable and accrued expenses	(386)	(371)
Deferred revenues	(6)	(1)
Operating lease obligations	(297)	(492)
Net cash used in operating activities	(5,694)	(4,974)

Cash flows from investing activities:
Purchase of property and equipment	(54)	(67)
Net cash used in investing activities	(54)	(67)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of offering costs	-	593
Repurchase of common stock	(12)	-
Principal payments on finance lease obligations	(135)	(426)
Net cash (used in) provided by financing activities	(147)	167

Effect of exchange rate changes on cash	(186)	(103)

Net decrease in cash	(6,081)	(4,977)
Cash at beginning of period	17,383	10,473
Cash at end of period	$11,302	$5,496

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$2	$104
Cash paid for interest	$6	$11

Supplemental disclosure of non-cash investing and financial activities:
Property and equipment obtained in exchange for finance lease obligations	$24	$-